                        AMENDMENT NO. 9 TO CONTRACT
                                 BETWEEN
                  DIRECT BROADCASTING SATELLITE CORPORATION
                           (HEREINAFTER "BUYER")
                                  and
                      MARTIN MARIETTA CORPORATION
                       (HEREINAFTER "CONTRACTOR")

This Amendment is effective as of the 18th day of July 1996.

WITNESS THAT:

WHEREAS, Direct Broadcasting Satellite Corporation ("Buyer") and Martin Marietta Corporation ("Contractor"), mutually agree to amend the subject Contract to:

    -    revise ARTICLE 4 PAYMENT;

    -    revise ARTICLE 20 ASSIGNMENT;

    -    revise EXHIBIT B: SPECIFICATION.

NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, Buyer and Contractor agree to modify the Contract as follows:


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ARTICLE 4 PAYMENT
-----------------

Revise paragraph D by deleting the last two sentences and replacing them with the following:

     The In-Orbit payments, including the interest thereon, will be [CONFIDENTIAL MATERIAL REDACTED] by a written corporate guarantee provided by EchoStar Communications Corporation (ECC). The security will be provided no later than ninety (90) days prior to the scheduled launch date.

ARTICLE 20 ASSIGNMENT
---------------------

Add new paragraph C as follows:

     C. Buyer consents to the assignment of this contract from Martin Marietta Corporation to Lockheed Martin Corporation effective as of January 29, 1996.

EXHIBIT B: SPECIFICATION
------------------------

The Exhibit B: Specification is hereby modified to include a third command receiver.

     Contractor will use its reasonable best efforts to accomplish the inclusion of a third command receiver with no negative impact to the delivery schedule, at no additional charge to Buyer. The Contractor shall notify Buyer of any negative delivery schedule impact by August 5, 1996. In the event that notwithstanding Contractor's reasonable best efforts there is a schedule impact, the Buyer shall either: i) direct the Contractor to proceed with the extended deliver schedule (and the Buyer will relieve Contract of liquidated damages shown in ARTICLE 30: LIQUIDATED DAMAGES); or
     ii) shall direct the Contractor to proceed with (2) command receivers with no credit to Buyer. The Buyer shall provide the Contractor with such direction no later than sixty (60) calendar days after receipt of Contractor's notification of schedule delay associated with the addition of the third command receiver. To the extent that Contractor notifies Buyer that a delay is not expected, but subsequently, notwithstanding Contractor's reasonable best efforts the command receiver is delivered to the Contractor later than the command receiver subcontractor's contractual delivery date to the Contractor, the Buyer shall either: i) direct the Contractor to proceed with the extended delivery schedule (and the Buyer will relieve Contractor of liquidated damages shown in ARTICLE 30:
     LIQUIDATED DAMAGES); or ii) shall direct the Contractor to proceed with (2) command receivers with no credit to Buyer.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to the Contract.

      DIRECT BROADCASTING SATELLITE          MARTIN MARIETTA CORPORATION
             CORPORATION


By:  /S/ H. W. RADIN        8/28/96        By:  /S/ PETER H. WIGGETT
     ------------------------------            -----------------------


Title: Chairman and Chief Executive       Title: Director, Commercial Contracts
       -----------------------------             ------------------------------